Exhibit 10.26


                                     SEE 5K
                                     ------
                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

         This EXECUTIVE EMPLOYMENT AGREEMENT is made as of the ____ day of _________, 2000, between COMCAST CORPORATION, a Pennsylvania corporation (together with its subsidiaries and affiliates, collectively referred to as the "Company"), and LAWRENCE S. SMITH, an individual residing in and working for the Company in Pennsylvania ("Employee").

                                   BACKGROUND

         Employee is currently employed as Executive Vice President of the Company pursuant to an Employment Agreement dated January 1, 1995, as amended August 16, 1996 (the "Prior Employment Agreement"). Employee has been advised by the Company that Employee may continue to be employed pursuant to the terms of the Prior Employment Agreement or may elect to be employed on the terms and conditions contained in this Agreement. Employee has elected to have Employee's relationship with the Company be governed by the terms and conditions of this Agreement, which include increases in Employee's compensation and other material changes and benefits favorable to the Employee. In return for such favorable material changes, Employee is agreeing to the terms and conditions contained in this Agreement which include other material changes favorable to the Company which impose additional material obligations on Employee. Employee, however, will retain all stock option, restricted stock and cash bonus plan grants made in connection with the Prior Employment Agreement or made at any other time prior to the date hereof.

                                    AGREEMENT

         Intending to be legally bound, the Company and Employee agree as follows:

     1. Position.
        --------
                  (a) Employee shall serve and the Company shall employ Employee as Executive Vice President of the Company. The specific duties of Employee are set forth on Schedule 1 attached hereto. The Company reserves the right to modify the duties and responsibilities of Employee from time to time (other than by making a substantial diminution therein).

                  (b) Except as otherwise provided in this Agreement, throughout the Term (as defined in Paragraph 2), Employee shall work full time and devote Employee's best efforts to the affairs of the Company in a manner which will further the business and interests of the Company. Without the prior written consent of the Company, Employee shall not, directly or indirectly, do any work for or on behalf of any person or business, other than the Company, during the Term. Nothing herein shall restrict Employee from engaging in non-compensatory civic and charitable activities with the consent of the Company, which consent shall not be unreasonably withheld. The Company, and its successors and assigns, in addition to receiving the benefit of all of Employee's services, shall be entitled to receive and own all of the results and proceeds of said services (including, without limitation, inventions, patent rights, copyrights, trademark rights, literary material and any other intellectual property) produced or created by Employee during the Term. Employee will, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, protect, enforce or defend its right or title in or to any such material.

     2. Term.
        ----
      The term of this Agreement (the "Term") shall be from the date first-above written (the "Commencement Date") through the first to occur of: (i) the date this Agreement is terminated by the Company in accordance with Paragraph 7; (ii) employee's resignation from employment; or (iii) December 31, 2005. Notwithstanding the end of the Term, certain provisions of this Agreement, including, but not limited to, any payments to be made after the Term and the covenants contained in Paragraphs 8, 9 and 11, shall be enforceable after the end of the Term.

     3. Compensation.
        ------------

                  (a) Base Salary.
                      -----------
      Employee's salary from the Commencement Date through December 31, 2000 shall be at the annual rate of Seven Hundred Sixty Five Thousand Seven Hundred Sixty Nine Dollars ($756,769.00); commencing as of January 1, 2001, Employee's salary shall be at the annual rate of Eight Hundred Twenty Five Thousand Dollars ($825,000.00) ("Base Salary"). Base Salary, less normal deductions, shall be paid to Employee in accordance with the Company's regular executive payroll practices in effect from time to time. The Base Salary shall be increased for each calendar year in the Term subsequent to 2001 by the greater of (i) 5% of the previous year's Base Salary or (ii) the percentage increase during the previous year in the Consumer Price Index for all urban consumers published by the U.S. Department of Labor or (if such index is discontinued) the nearest equivalent index, up to a maximum of 10%.

                  (b) Executive Cash Bonus.
                      --------------------

                        (i) Employee shall be eligible to receive an annual performance bonus ("Executive Cash Bonus") of up to 50% of Employee's then Base Salary, payable in cash or in shares of the Company's Class A Special Common Stock in the discretion of the Subcommittee on Performance-Based Compensation of the Compensation Committee of the Board of Directors of the Company (the "Subcommittee"). The Executive Cash Bonus shall be determined annually by the Subcommittee based upon the performance of the Company and Employee during each calendar year commencing for the year 2000 and through the year 2005. The Executive Cash Bonus shall be paid within ninety (90) days after the end of each applicable calendar year, except as provided in subparagraph (ii) below.

                        (ii) If any part of the total compensation (including the Executive Cash Bonus and any Deferred Bonus as defined in this subparagraph) paid to Employee for the Company's taxable year in which such compensation would be paid would not be deductible by the Company for federal income tax purposes by reason of the limitation in Section 162(m) of the Internal Revenue Code of 1986, as amended, the compensation payable in such taxable year shall be paid only to the extent so deductible, assuming that it was the last compensation paid during such taxable year. The balance of the compensation shall be added to an unfunded account maintained on behalf of Employee substantially equivalent to those under the Company's Deferred Compensation Plan with respect to deferrals made into the Income Fund thereunder, to be paid to Employee in a subsequent tax year in accordance with the terms of the Deferred Compensation Plan (as if it were an account maintained thereunder) and this subparagraph (ii). As used herein "Deferred Bonus" means any amount so added to such account, and all interest earned thereon (as if it were an account maintained thereunder). The application or potential application of such Section 162(m) shall be determined in good faith by the Company based on available information prior to the date on which any compensation would otherwise be paid. The provisions of the subparagraph (ii) may be waived from time to time, in whole or in part, with the prior consent of the Company and the Subcommittee.

                  (c) Stock Options.
                      -------------
      As soon as practicable after the execution of this Employment Agreement, the Subcommittee shall grant a stock option to purchase 800,000 shares of the Company's Class A Special Common Stock under the Company's Stock Option Plan. Such options shall have a term of ten (10) years and shall vest and become exercisable as follows: 20% on the second anniversary date of the date of grant; 10% on each of the third to ninth anniversary dates of the date of grant; and 10% on the nine year and six month anniversary date of the date of grant.

                  (d) Withholding.
                      ----------
      All compensation under this Agreement is subject to applicable tax withholding requirements.

     4. Insurance.
        ---------
      Employee shall be eligible to participate in the Company's group life, medical and other insurance plans on the same terms and at the same cost to the Company and Employee as the Company's other executives at Employee's level receive from time to time, in accordance with the terms of such plans and subject to the restrictions and limitations contained in the applicable insurance agreement or agreements. Nothing in this Agreement shall limit the Company's right to modify or discontinue any insurance coverages at any time.

     5. Other  Benefits.
        ---------------
      Employee shall be entitled to participate in the Company's Deferred Compensation Plan, Deferred Stock Option Plan and other benefits and programs, on the same terms and at the same cost to the Company and Employee as the Company's other executives at Employee's level receive from time to time, in accordance with the terms of such programs and subject to the restrictions and limitations contained in the applicable program or programs. Nothing in this Agreement shall limit the Company's right to modify or discontinue any benefits or programs at any time. The provisions of this Paragraph 5 shall not apply to benefits and programs (including, without limitation, severance) addressed in this Agreement, in which case the applicable terms of this Agreement shall apply.

     6. Business  Expenses.
        ------------------
      The Company shall pay or reimburse Employee for reasonable travel, entertainment and other expenses incurred by Employee in connection with the performance of Employee's duties under this Agreement upon receipt of vouchers therefor submitted to the Company on a timely basis and in accordance with the Company's regular reimbursement procedures and practices in effect from time to time.

     7.  Termination  by the Company.
         ---------------------------
      The Company may terminate Employee's employment and the Company's obligations or liabilities under this Agreement, excluding any obligations the Company may have under Paragraph 8, in any of the following circumstances:

                  (a)  Disability.
                       ---------
      In the event Employee becomes unable to perform Employee's duties hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or health-related cause ("Disability") for a period of nine (9) consecutive months or for a cumulative period of forty-five
(45) weeks during the term of this Agreement. Employee acknowledges that given Employee's role in the Company's operations, it would be an undue hardship for the Company to accommodate such a Disability for a longer period.

                  (b) Death of Employee. In the event of Employee's death.
                      -----------------

                  (c) Discharge With Cause.
                      --------------------

      In the event of "cause," which shall include: Employee's willful misconduct; fraud; misappropriation; embezzlement; gross negligence in the management of Company business; self-dealing; dishonesty; misrepresentation; conviction of a crime of moral turpitude; material violation of any Company policy; material violation of the Company's Code of Ethics and Business Conduct as then in effect; or material breach of any provision of this Agreement (which material breach shall be deemed to have occurred, without limitation, in the event of: (i) failure by Employee to perform services consistent with this Agreement after notice of such failure by the Company to Employee and a reasonable opportunity, in light of the context of such failure, for Employee to cure or otherwise remedy such failure; (ii) acceptance of employment with another person or entity, or performing work or providing advice to another person or entity as an employee, consultant or in any other capacity, during the Term; or (iii) breach of the confidentiality provisions hereof) ("Discharge With Cause").

                  (d) Discharge Without Cause.
                      -----------------------

     At any time, without "cause" ("Discharge Without Cause").

     8. Payments Upon Termination by the Company.
        ----------------------------------------

                  (a) Discharge Without Cause.
                      -----------------------

      If Employee is Discharged Without Cause:

                        (i) Employee shall continue to receive Employee's then-current Base Salary and all insurance, medical and other similar benefits for two years from the date of the Discharge Without Cause, in exchange for a release by Employee of the Company with respect to all matters relating to Employee's employment. Employee shall also receive any accrued but unused vacation time to the date of termination, and any amounts then due under the Deferred Compensation Plan (or Employee may elect to continue to participate in the Deferred Compensation Plan if such continued participation is authorized in accordance with the terms of the Deferred Compensation Plan).

                        (ii) Employee shall receive that portion of the Executive Cash Bonus and Deferred Bonus (if any) which would have vested within a period of twelve (12) months from the date of Discharge Without Cause, had there been no termination of Employee's employment.

                        (iii) Employee shall have no obligation to obtain employment during the period in which Employee receives post-termination payments from the Company under this Paragraph 8(a). However, the Company's obligation for Base Salary under subparagraph (i) above shall be offset by any compensation from employment earned by Employee with another employer during such period, and its obligation to continue insurance, medical and other similar benefits shall cease upon Employee's acceptance of other employment offering substantially similar benefits.

                  (b)  Death  or  Disability.
                       ---------------------

      Upon discharge due to death or Disability, Employee (or Employee's estate, as applicable) will be entitled to payment of Employee's then-current unpaid Base Salary for the period prior to termination and for the period of three (3) months thereafter, amounts payable on account of death or Disability under any insurance or benefit plans or policies maintained by the Company, any accrued but unused vacation time, and any amounts then due under the Deferred Compensation Plan.

                  (c)  Discharge  With Cause.
                       ---------------------

      If Employee is Discharged With Cause, Employee's sole entitlement shall be the receipt of Employee's then-current unpaid Base Salary for any days worked through the date of termination and any amounts payable to Employee at such time under the Deferred Compensation Plan.

                  (d) COBRA Rights.
                      ------------
      Nothing herein shall constitute a waiver by Employee of "COBRA" rights under federal law in connection with termination of employment.

                  (e) Notwithstanding anything to the contrary contained herein, the Company shall not be liable for any payment under this Paragraph 8 in the event Employee breaches Employee's obligations under Paragraph 9.

     9. Non-Competition and Confidentiality.
        -----------------------------------

                  (a) During the Term and for a period of one year thereafter, Employee shall not, directly or indirectly, solicit, induce, encourage, or attempt to influence any client, customer, employee, consultant, independent contractor, subscriber, service provider, salesman or supplier of Company to cease to do business or to terminate the employment or other relationship with the Company.

                  (b) During the Term and for a period of one year thereafter, Employee shall not, directly or indirectly, purchase (other than for personal use) goods, services or programming from material suppliers of Company similar to those purchased by Company if the effect of any such purchase shall cause the Company the denial of or delay in the receipt of such goods, services or programming.

                  (c) DURING THE TERM AND FOR A PERIOD OF ONE YEAR THEREAFTER, EMPLOYEE SHALL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN (AS A PRINCIPAL, PARTNER, DIRECTOR, OFFICER, AGENT, EMPLOYEE, CONSULTANT, OWNER, INDEPENDENT CONTRACTOR OR OTHERWISE) OR BE FINANCIALLY INTERESTED IN: (i) ANY BUSINESS IN COMPETITION WITH THE BUSINESS ACTIVITIES CARRIED ON BY THE COMPANY IN ANY AREA, OR BEING PLANNED BY THE COMPANY (WITH EMPLOYEE'S KNOWLEDGE) AT THE TIME OF SUCH TERMINATION OF EMPLOYMENT; OR (ii) ANY BUSINESS DESCRIBED ON SCHEDULE 2 ATTACHED HERETO (SUBPARAGRAPHS (c)(i) AND (c)(ii) TOGETHER REFERRED TO AS "COMPETITIVE ACTIVITIES"); PROVIDED, HOWEVER, THAT IN THE EVENT TERMINATION OCCURS BY THE COMPANY PURSUANT TO PARAGRAPH 7(d) OR AS A RESULT OF THE EXPIRATION OF THE TERM ON DECEMBER 31, 2005, THEN SUBPARAGRAPH (c)(ii) SHALL NOT APPLY. NOTHING HEREIN SHALL PREVENT EMPLOYEE FROM OWNING FOR INVESTMENT UP TO FIVE PERCENT (5%) OF ANY CLASS OF EQUITY SECURITY OF AN ENTITY WHOSE SECURITIES ARE TRADED ON A NATIONAL SECURITIES EXCHANGE OR MARKET.

                  (d) During the term and for a period of one year thereafter, Employee shall not, directly or indirectly, use for Employee's personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of, anyone other than the Company (except as may be required within the scope of Employee's duties hereunder), any confidential information of the Company which Employee acquires in the course of Employee's employment, which is not otherwise lawfully known by and readily available to the general public. This confidential information includes, but is not limited to: business, marketing, legal or accounting methods, policies, plans, procedures, strategies or techniques; research or development projects or results; software and firmware; trade secrets or other knowledge or processes of or developed by the Company; names and addresses of employees, suppliers or customers; and any data on or relating to past, present or prospective customers, including customer lists. Employee confirms that such information is confidential and constitutes the
                                       6
exclusive property of the Company, and agrees that, immediately upon Employee's termination, whether such termination occurs by expiration of this Agreement, by a breach of this Agreement by Employee or by the Company, Employee shall deliver to the Company all correspondence, documents, books, records, lists and other materials relating to the Company's business, regardless of the medium in which such materials are maintained; and Employee shall retain no copies in any medium, regardless of where or by whom such materials were kept or prepared. Nothing herein shall prevent Employee from complying with a valid subpoena or other legal requirement for disclosure of information; provided that Employee shall notify the Company promptly and in advance of disclosure if Employee believes Employee is under a legal requirement to disclose confidential information.

                  (e) Employee acknowledges that the restrictions contained in this Paragraph 9, in view of the nature of the business in which the Company is engaged and Employee's position with the Company, are reasonable and necessary to protect the legitimate interests of the Company, and that any violation of these restrictions would result in irreparable injury to the Company. Employee therefore agrees that, in the event of Employee's violation of any of these restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction: (i) preliminary and permanent injunctive relief against Employee; (ii) damages from Employee; and (iii) an equitable accounting of all compensation, commissions, earnings, profits and other benefits to Employee arising from such violation (including legal fees and other costs and expenses of defending Employee in any legal proceedings relating to this Agreement ("Legal Fees")), all of which rights shall be cumulative and in addition to any other rights and remedies to which the Company may be entitled as set forth herein or as a matter of law.

                  (f) Employee agrees that if any portion of the restrictions contained in this Paragraph 9, or the application thereof, is construed to be invalid or unenforceable, the remainder of such restriction or restrictions or the application thereof shall not be affected and the remaining restriction or restrictions will then be given full force and effect without regard to the invalid or unenforceable portions. If any restriction is held to be unenforceable because of the area covered, the duration thereof or the scope thereof, Employee agrees that the court making such determination shall have the power to reduce the area and/or the duration, and/or limit the scope thereof, and the restriction shall then be enforceable in its reduced form. If Employee violates any such restrictions, the period of such violation (from the commencement of any such violation until such time as such violation shall be cured by Employee to the satisfaction of the Company) shall not count toward or be included in the restrictive period contained in the applicable subparagraph above.

10. Certain Acknowledgements and Agreements.
    ---------------------------------------

                  (a) Employee acknowledges and agrees as follows:

                        (i) Employee possesses sufficient knowledge, skill and experience to permit him to earn a living by working in an industry not described in Paragraph 9(c) and Schedule 2 for a period of one year as therein provided.

                        (ii) Employee's level of skill and experience is rare and unique in the industries in which the Company participates, and that it would be difficult or impossible for the Company to replace Employee within a reasonable period of time.

                        (iii) Employee's decision to work for or otherwise serve any other business in the industries in which Company participates would cause competitive and other harm and significant hardship to Company, and that to do so would be inconsistent with the benefits provided to Employee under this Agreement or in connection with its execution.

                        (iv) Employee's compensation provided under this Agreement is fair compensation in consideration of the restrictions contained herein.

                        (v) A RESIGNATION BY EMPLOYEE FROM EMPLOYMENT BY THE COMPANY (OTHER THAN IN CONNECTION WITH A BONA FIDE RETIREMENT AS AGREED WITH THE COMPANY) MAY BE TREATED BY THE COMPANY AS A MATERIAL BREACH OF THIS AGREEMENT AND, AS A CONSEQUENCE, THE COMPANY MAY AVAIL ITSELF OF ALL RIGHTS AND REMEDIES SET FORTH HEREIN OR AVAILABLE TO IT AS A MATTER OF LAW. In the event of such breach, the Company shall not be liable for any payments or benefits to Employee hereunder.

                  (b) Employee acknowledges that Employee had the opportunity to retain and consult with legal counsel and tax advisors of Employee's choice regarding the terms of this Agreement. Employee represents that this Agreement is enforceable against Employee in accordance with its terms.

11. Special Remedies.
    ----------------

                  (a) In the event the Company commits a material breach of this Agreement and such breach is not cured to Employee's satisfaction within thirty
(30) days after written demand for such cure, then Employee may terminate this Agreement, and such termination shall be construed as a Discharge Without Cause. A substantial diminution in Employee's duties and responsibilities shall constitute a material breach of this Agreement. In all such events, Employee's rights shall be as provided in Paragraph 8(a).

                  (b) If, following Employee's resignation from employment by the Company, Employee provides services or otherwise performs any work for or on behalf of any person or business engaged in Competitive Activities at any time through December 31, 2005, then Employee shall pay, or cause to be paid to the Company, on a current basis, all cash and non-

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

cash compensation, bonuses, commissions, earnings, profits and other benefits of Employee received, vested or earned through such date (including Legal Fees but excluding any health and welfare benefits available generally to all employees of such person or business), to the extent the value of the total amount thereof exceeds the amount Employee would have received from the Company as Base Salary through such date had Employee not so resigned.

                  (c) Employee acknowledges that Employee's agreement to the terms of Paragraph 9 is necessary consideration for the stock option grants, Executive Cash Bonus, Deferred Bonus and other benefits granted to or received by Employee in connection with the execution of this Agreement and during the Term (collectively, the "Additional Compensation"). In the event Employee commits a breach of Paragraph 9, and such breach is not promptly cured to the Company's satisfaction within ten (10) days after demand for such cure, then the Company may rescind any such Additional Compensation paid to Employee within three (3) months prior to the first day on which such breach occurred. Upon Company's demand therefore, Employee shall: (i) return to the Company (properly endorsed for transfer to the Company to the extent represented by certificates) all shares of stock issued upon exercise of any such options (or the same number of shares of such stock if such shares are not then owned by Employee), within such three-month period (in each case together with all shares of stock or other securities issued with respect to such shares in any dividend or recapitalization subsequent to such exercise), and upon receipt thereof the Company shall repay to Employee the exercise price paid in connection with the exercise of any such option; and (ii) repay to the Company the amount of any other Additional Compensation received by Employee within such three-month period. Employee acknowledges that this Paragraph 11(c) may cause shares of stock received upon exercise of an option to be "substantially nonvested" within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended, and that Employee may be required to file an election under Section 83(b) at the time of exercise of any such option in order to avoid potential adverse tax consequences. The remedies provided by this Paragraph 11(c) are in addition to and not in limitation of any other remedies available to the Company under this Agreement or applicable law.

     12. Acceleration Event.
         ------------------

                  (a) The Company shall give Employee at least thirty (30) days' notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of an Acceleration Event (as defined in subparagraph (ii) below). Upon receipt of such notice, all stock options of Employee shall become immediately exercisable in full, and until the day before such anticipated date of consummation (or such shorter period as the Company shall reasonably determine and so notify Employee), Employee shall be permitted to exercise all options with respect to up to the entire number of shares of the Company's Class A Special Common Stock covered thereby; provided that the shares received from the exercise of any options so accelerated (and any shares, cash or other proceeds received in exchange therefor in connection with the consummation of the Acceleration Event), shall be held in escrow by the Company or its successor and shall be delivered to Employee only in the event Employee remains in the employ of the Company or its successor through the six-month anniversary of the date of consummation of the Acceleration Event. The Company may in such notice require that upon the close of the period described above during which an option may be so exercised such option shall terminate to the extent that it has not theretofore been exercised. Notwithstanding the foregoing, in the event the Acceleration Event which was the subject of such notice is not consummated, options which were exercised shall be deemed not to have been exercised and shall be exercisable thereafter (disregarding any acceleration of vesting as provided for above, which shall then be of no effect) to the same extent they would have been exercisable if no such notice had been given.

                  (b) "Acceleration Event" means any of the following events:
(i) the liquidation of the Company; or (ii) a Change of Control. "Change of Control" means any transaction or series of transactions as a result of which any natural person (other than a member or members of the Roberts Family) beneficially owns securities of the Company or its successor as a result of such transaction(s) or the entity which is the controlling entity of its successor as a result of such transaction(s) having more than 50 percent of the voting power in the election of directors or members of a similar body of the Company, such successor or such other entity. "Roberts Family" means (i) Brian L. Roberts;
(ii) a lineal descendant of Brian L. Roberts; and (iii) a trust established for the benefit of any of Brian L. Roberts and/or a lineal descendant or descendants of Brian L. Roberts.

     13. Provisions Separable.
          --------------------

      No provision of this Agreement shall be affected or rendered invalid or unenforceable if for any reason any other provision(s) may be invalid or unenforceable in whole or in part.

     14. Merger, Etc.
         -----------

                  (a) If the Company merges with, or transfers all or substantially all of its assets to, another entity, such other entity shall be deemed to be the successor to the Company hereunder, and the term "Company" as used herein shall mean such other entity as is appropriate, and this Agreement shall continue in full force and effect.

                  (b) If the Company transfers part of its assets to another entity owned by the shareholders of the Company (or any substantial portion of them), or distributes stock or other interests in a subsidiary or affiliate of the Company to the shareholders of the Company (or any substantial portion of them), and Employee works for the portion of the Company or the entity so transferred, then such other entity shall be deemed the successor to the Company hereunder, the term "Company" as used herein shall mean such other entity as is appropriate, and this Agreement shall continue in full force and effect. In addition, Paragraph 9 shall apply separately to Employee's employment with such other entity and with the Company, and such other entity shall separately have the rights of the "Company" under Paragraph 9, with respect to Employee's employment with it without affecting or diminishing the rights of the Company hereunder. Notwithstanding the foregoing, the Company shall not be restricted from competing with any such entity.

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


     15. Other Rights.
         ------------
      Nothing in this Agreement shall constitute a waiver by Employee of any rights Employee may have to indemnification or the advancement of litigation expenses under any applicable bylaws or insurance policies of the Company or any applicable statute.

     16. Jurisdiction;  Governing Law.
         ----------------------------

      Litigation concerning this Agreement, if initiated by or on behalf of Employee, shall be brought only in a state or federal court in the Eastern District of Pennsylvania, or, if initiated by the Company, in such jurisdiction or in the jurisdiction in which Employee then resides or works. Employee consents to jurisdiction in the Eastern District of Pennsylvania without regard to Employee's residence or place of business. Employee and the Company irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which Employee either may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any transaction related hereto. Employee and the Company acknowledge and agree that any service of legal process by mail constitutes proper legal service of process under applicable law in any action or proceeding under or in respect of this Agreement. This Agreement shall be interpreted and enforced in accordance with the substantive law of the Commonwealth of Pennsylvania, without regard to any choice-of-law doctrine.

         17. Notices.
             -------
      All notices referred to in this Agreement shall be made in writing and shall be effective: (a) if given by facsimile, when transmitted to the telecopy number specified in this subparagraph and the appropriate facsimile confirmation is received; or (b) if given by any other means, when delivered at the following address:

                  If to Company to:

                  Comcast Corporation
                  1500 Market Street
                  Philadelphia, PA  19102
                  Attention:  General Counsel
                  FAX: (215) 981-7794

                  If to Employee to:

                  1415 Kriebel Mill Road
                  Collegeville, PA 19426

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


      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, in Philadelphia, Pennsylvania.


                                          COMCAST CORPORATION


                                          By:___________________________
                                          EMPLOYEE:


                                          ______________________________
                                          Lawrence S. Smith


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                                   SCHEDULE 1
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                               DUTIES OF EMPLOYEE
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Responsible for directing the Company's financial and administrative functions.


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                                   SCHEDULE 2
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                            COMPETITIVE ACTIVITIES *
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A.       The distribution of video programming to residential or commercial subscribers by any technology, including, but not limited to, coaxial or fiber optic cable, digital subscriber line, SMATV, satellite or wireless distribution systems. The following companies and their successors and assigns are deemed to be competitive video programming distributors engaged in Competitive Activities: AT&T Corp. (AT&T Broadband Services); Time Warner, Inc. (Time Warner Cable Division; Time Warner Entertainment Company, L.P.; Time Warner Entertainment-Advance Newhouse Partnership); Charter Communications, Inc. (Charter Cable TV); Adelphia Communications Corporation; Cox Communications, Inc.; Hughes Electronics Corporation (DirectTV, Inc.); Echostar Communications Corporation; RCN Corporation; Knology Holdings, Inc.; and SBC Communications Inc. (Ameritech New Media, Inc., d/b/a Americast). Other distributors of video programming either providing services in areas (1) served by the Company or (2) serving in excess of 20,000 subscribers in the aggregate, are similarly deemed to be engaged in Competitive Activities.

B. The transport of data to and/or from residential or commercial subscribers by any technology, including, but not limited to, high speed cable modem, digital subscriber line, wireless or satellite system. The following companies and their successors and assigns are deemed to be competitive data transport providers engaged in Competitive Activities: Regional Bell Operating Companies; Northpoint Communications Group, Inc.; Covad Communications Group, Inc.; Hughes Electronics Corporation (DirectTV, Inc.); Echostar Communications Corporation; Global Crossing Ltd.; Sprint Corporation (Sprint PCS Group); MCI WorldCom, Inc.; At Home Corporation; ServiceCo LLC d/b/a Road Runner. Other providers of data transport services providing services in areas (1) served by the Company or (2) serving in excess of 25,000 subscribers in the aggregate, are similarly deemed to be engaged in Competitive Activities.

C. The production of video programming for utilization by the technologies set forth in Section A above, for exhibition at movie theaters, for use on the internet, or for purchase by consumers for home viewing. A company which is engaged in such production shall be deemed to be engaged in Competitive Activities if greater than 10% of its gross revenues are derived from such production activities.


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                             SCHEDULE 2 (continued)
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D.       The provision of residential or commercial local exchange, toll or long distance telecommunications services; the provision of competitive access, point-to-point and primary line services; and the delivery of wide area municipal area and dark fiber network services. A company that is engaged in any of these ventures shall be deemed to be engaged in Competitive Activities if greater than 5% of its gross revenues are derived from such activities.

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     *   A business or specific company listed on Schedule 2 may also be deemed to be engaged in Competitive Activities under Paragraph 9(c)(i) if such business or company is providing competitive products or services in any area where the company is providing products or services.